Exhibit 10.9

FIRST TRADE UNION BANCORP INC.

DEFERRED INCENTIVE PLAN

As of June 30, 2009

Exhibit 10.9

FIRST TRADE UNION BANCORP INC.

DEFERRED INCENTIVE PLAN

First Trade Union Bancorp Inc. (the “Plan Sponsor”) hereby establishes this Deferred Incentive Plan (the “Plan”) for the benefit of certain Employees (the “Participants”) of the Plan Sponsor and/or its affiliates, including without limitation, First Trade Union Bank (the “Bank”) (the “Participants”) that the Plan Sponsor designates pursuant to the terms set forth herein.

PREAMBLE

The Plan Sponsor intends that this Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded incentive compensation plan. The Plan Sponsor intends that the Plan shall not be covered by ERISA or subject to Code Section 409A. The Plan Sponsor need not provide the same Plan benefits or apply the same Plan terms and conditions to all Participants, even as to Participants who are of similar pay, title, and/or other status.

ARTICLE 1

Definitions

DEFINITION OF TERMS. Certain words and phrases are defined when first used in later Articles of this Plan. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. For the purpose of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account(s)” shall mean a bookkeeping account of the Plan Sponsor to which Deferred Incentive and Dividends are credited under the Plan. To the extent that it is considered necessary or appropriate, the Plan Administrator may maintain separate subaccounts for each Plan Year contribution under this Plan or shall otherwise provide a means for determining that portion of an Account attributable to each Plan Year contribution. The existence of such Account(s) shall not constitute or be treated as a separate fund of assets.

1.2 “Award” means an award of Deferred Incentive or Restricted Stock pursuant to the Plan.

1.3 “Beneficiary” shall mean the person or persons, natural or otherwise, designated in writing by a Participant before his or her death to receive Plan benefits in the event of the Participant’s death.

1.4 “Cause” shall mean any of the following acts or circumstances: (a) willful destruction by the Participant of property of the Plan Sponsor having a material value to the Plan Sponsor; (b) fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant (excluding acts involving a de minimis dollar value and not related to the Plan Sponsor); (c) the Participant’s conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony; (d) the Participant’s breach, neglect, refusal, or failure to materially discharge the Participant’s duties (other than due to physical or mental illness) commensurate with the Participant’s title and function or the Participant’s failure to comply with the lawful directions of a senior managing officer of the Plan Sponsor in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from such senior managing officer; or (e) any willful misconduct by the Participant causing substantial economic or reputation injury to the Plan Sponsor, including, but not limited to, sexual harassment.

1.5 “Change in Control” shall mean, subject to the exceptions stated below, any change in ownership that results in an owner other than the New England Carpenters Pension Fund & New England Carpenters Guaranteed Annuity Fund (the “New England Fund”) or the Empire State Carpenters Pension Fund (the “New York Fund”) or, in the event of a consolidation of the New England Fund or New York Fund with another entity, the resulting successor of the New England Fund or New York Fund (a “Successor Fund”), holding the largest single ownership interest in the Company (the “General Partner Interest”). Notwithstanding the foregoing, the term Change In Control shall not include any change of ownership in which: (a) the New York Fund, the New England Fund, or a Successor Fund remains the managing or controlling partner of the ownership interests, the headquarters of the Company remain in Boston, Massachusetts, and there is no material change in the strategic direction of the Company; or (b) the General Partner Interest or majority interest is held by affiliates of the Company, any employee benefit plan or trust sponsored or controlled by the New York Fund and New England Fund; or (c) the shareholders of the Company approve a complete liquidation, dissolution or sale of the Company on account of unsatisfactory performance; or (d) the Change in Control fails to constitute a “change in control” as defined for purposes of Code Section 409A.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7 “Deferred Incentive” shall mean contributions by the Plan Sponsor or any of its affiliates, if any, designated as incentive pay (other than Restricted Stock) made to the Plan in 2009 with respect to 2008 performance, or in any subsequent Plan Year, and Earnings on such contributions.

1.8 “Director” shall mean any Employee or non-Employee member of the board of directors of Plan Sponsor or any of its affiliates.

1.9 “Disability” shall mean a condition of the Participant whereby he or she is determined to be totally disabled in accordance with a disability insurance program maintained by the Plan Sponsor or any of its affiliates.

1.10 “Dividends” shall mean dividends declared and paid on unvested Restricted Stock.

1.11 “Earnings” shall mean a rate of return credited to a Participant’s Account, as described in Article 4 below.

1.12 “Effective Date” shall be June 30, 2009.

1.13 “Eligible Individual” shall mean for any Plan Year (or applicable portion of a Plan Year), an Employee or a Director who is determined by the Plan Sponsor, or its designee, to be a Participant under the Plan. As of the Effective Date, the individuals listed on Exhibit A hereto are Eligible Individuals.

1.14 “Employee” shall mean a person providing services to the Plan Sponsor in the capacity of a common law Employee of the Plan Sponsor.

1.15 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.16 “Participant” shall mean any Eligible Individual who is selected to participate in this Plan and who agrees to the terms and conditions of participation herein in such form as the Plan Administrator deems acceptable.

1.17 “Plan” shall mean this Deferred Incentive Plan of the Plan Sponsor established by and including this Plan document.

1.18 “Plan Administrator” shall be the person or persons appointed by the Board of Directors of the Plan Sponsor to perform the duties of the Plan Administrator hereunder. If the Plan Administrator is a participant of the Plan, then he or she may not participate in any activity or decision relating solely to his or her individual benefits under this Plan.

1.19 “Plan Sponsor” shall mean First Trade Union Bancorp Inc.

1.20 “Plan Year” shall mean, for the first Plan Year, the period beginning on the Effective Date of the Plan and ending December 31, 2009, and thereafter, shall mean the calendar year.

1.21 “Restricted Stock” shall mean the shares of common stock of the Plan Sponsor, or of its parent holding company, issued under the Plan subject to the terms and conditions of this Plan.

1.22 “Separation from Service” shall mean the occurrence of a Participant’s death, retirement or other termination of employment with the Plan Sponsor and/or any affiliated entities, as determined by the Plan Administrator consistent with the provisions of Treasury Regulations §1.409A-1(h)(1).

1.23 “Trust” shall mean one or more trusts that may be established in accordance with the terms of this Plan.

1.24 “Valuation Date” shall mean the date through which Earnings are credited to a Participant Account(s) pursuant to Section 4.1(a). The Valuation Date shall be as close to the payout or other event triggering valuation as is administratively feasible. The Valuation Date for Bank stock shall be a date designated by the Plan Sponsor in its sole discretion, consistent with the terms of the Plan and any applicable Award agreement. A valuation of Bank stock made by a third party valuation firm selected by the Majority Shareholders in good faith as of a Valuation Date within 12 months of the applicable transaction date shall be final and binding for all purposes of the Plan.

1.25 “Year of Service” shall mean each completed twelve (12) month period during which the Participant is continuously providing services to the Plan Sponsor or any of its affiliates, inclusive of any approved leaves of absence.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1 Selection by Plan Sponsor. Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Plan Sponsor, as determined by the Plan Sponsor in its sole and absolute discretion. Any individual who is an Eligible Individual on the Effective Date shall become a Participant on the Effective Date. Any individual selected as an Eligible Individual after the Effective Date shall become a Participant on a date determined by the Plan Sponsor.

2.2 Enrollment Requirements. The Plan Administrator shall establish such enrollment requirements as it determines necessary or advisable.

2.3 Termination of Participation. A Participant will cease to be eligible for Awards under the Plan upon his or her Separation from Service. If a Participant who incurs a Separation from Service is subsequently re-employed, he or she may, at the sole and absolute discretion of the Plan Administrator, become a Participant in accordance with the provisions of the Plan. The Plan Sponsor may cease Awards under the Plan to a Participant who has not incurred a Separation from Service at any time to the extent it deems appropriate.

ARTICLE 3

Awards

3.1 Awards. The Plan Sponsor may credit to the Plan in 2009 any Deferred Incentive amount it determines in its sole and absolute discretion with respect to performance in 2008. The Plan Sponsor shall direct that any such Deferred Incentive be allocated to the Accounts of those Participants as it may select in its sole and absolute discretion. All Awards of Restricted Stock and Deferred Incentive hereunder shall be approved by the Board of Directors of the Plan Sponsor.

For performance in 2009 and subsequent Plan Years, the Plan Sponsor may award Restricted Stock to any Eligible Employees as it deems appropriate. Fractional Restricted Stock shares shall be treated as Deferred Incentive with respect to the applicable Plan Year hereunder. Solely to the extent determined by the Plan Sponsor in its sole discretion, Awards may be made in the form of Deferred Incentive rather than Restricted Stock.

The amount so awarded on behalf of a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero. No Participant shall have a right to compel the Plan Sponsor to make an Award and no Participant shall have the right to share in any Award for any Plan Year unless selected by the Plan Sponsor in its sole and absolute discretion or as otherwise provided by employment agreement.

ARTICLE 4

Accounts

4.1 Credits to Accounts. A Participant’s Account shall be credited with Deferred Incentive and Dividends on unvested Restricted Stock.

4.2 Crediting of Earnings. A Participant’s Account balance, if any, shall be credited with interest at a rate equal to, for the six month calendar period, the 1-Year U.S. Treasury Note published in the Wall Street Journal on the first business day on or after each January 1 and July 1, plus 1%. Interest shall be pro-rated to the extent Participant’s Account is not held in the Plan for the full six-month period. If the rate ceases to be published or ceases to exist, the rate shall be a comparable rate as determined by the Plan Administrator. In the sole discretion of the Plan Administrator, an alternate commercially reasonable investment benchmark may be designated for use on a prospective basis.

ARTICLE 5

Vesting of Awards

5.1 Vesting. A Participant shall become 100% vested in a Deferred Incentive or Restricted Stock Award upon attaining three (3) Years of Service, beginning with the first day of the Plan Year after the end of the Plan Year to which the Award relates; provided, however, that Awards made with respect to a Participant who has attained age 62 and has at least 25 Years of Service shall vest on the earlier of completion of such three (3) Years of Service or the first day of the fourteenth (14th) month after the date such Award is granted. Dividends shall vest as and when the Restricted Stock to which such Dividends relate vest. Prior to such time, the Participant shall be vested in 0% of such Award.

5.2 Accelerated Vesting on Specified Events. Notwithstanding Section 5.1, a Participant’s then-outstanding Deferred Incentive or Restricted Stock Award(s) will become 100% vested and non-forfeitable if the Participant is employed by the Plan Sponsor at the time of any of the following events: (i) the Participant’s attainment of age 62, provided that the Participant has at least 25 Years of Service and has completed at least fourteen (14) months of service after the date the Award was granted; (ii) the Participant’s death; (iii) the Participant’s Disability; (iv) Plan termination; (v) with respect to Awards outstanding at the time of a Change in Control, involuntary termination of employment by the Plan Sponsor for any reason other than Cause following such Change in Control or (vi) the non-election of any Director Participant for reasons other than Cause or such Director’s refusal to stand for re-election.

5.3 Forfeiture. Notwithstanding any provision in the Plan to the contrary, in the event the Participant’s employment is terminated for Cause, no benefits of any kind will be due or payable by the Plan Sponsor under the terms of this Plan with respect to any Deferred Incentive or Restricted Stock Awards or Account(s), and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. A Participant will forfeit any portion of an Award or Account that is not vested under Section 5.1 or 5.2 upon Separation from Service.

ARTICLE 6

Taxes and Withholdings

6.1 Income Tax Withholding. The Plan Sponsor may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Plan Sponsor is required by any law or regulation of any governmental authority, whether deferral, state, or local, to withhold in connection with any benefits under the Plan, including, but limited to, the withholding of appropriate sums from any amounts otherwise payable to the Participant (or his or her Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits. Subject to the prior approval of the Plan Sponsor in its sole discretion, the recipient of a Restricted Stock Award may elect to satisfy a tax withholding obligation, in whole or in part: (i) by causing the Plan Sponsor to withhold shares of common stock otherwise issuable pursuant to an Award; or (ii) by delivering to the Plan Sponsor shares of common stock already owned by the Award recipient. The shares so delivered or withheld shall have a fair market value equal to the shares used to satisfy such withholding obligation as shall be determined by the Plan Sponsor as of the Valuation Date within twelve (12) months of the date the amount of tax to be withheld is to be determined. The recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of common stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

ARTICLE 7

Entitlement to Payment of Benefits

7.1 Payments in General. Payments of the vested portion of a Participant’s Account(s) will be made in the form of a single lump sum cash payment made within seventy-five (75) days of the date the Participant becomes vested in such amount under Article 5 of the Plan. Restricted Stock will be subject to such restrictions as the Plan Administrator shall determine in the shareholders’ or similar agreement regarding the Participant’s rights and restrictions on the ownership and transferability of such Restricted Stock. Such agreement may include, among other provisions the Plan Sponsor shall require, provisions requiring that (i) such Restricted Stock shall be subject to repurchase by the Bank upon a Change in Control or earlier Separation from Service by the Participant, whether before or after any applicable restrictions shall have lapsed, and (ii) a valuation of the Bank stock made by a third party valuation firm selected by the Majority Shareholders in good faith as of a Valuation Date within 12 months of the applicable transaction date shall be final and binding for all purposes of the Plan. The Plan Sponsor shall affix a legend to the share certificates reflecting any restrictions upon the transferability of such Bank stock.

7.2 Unsecured General Creditor Status of Participant. Payment of Accounts to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Plan Sponsor and no person shall have any interest in any such asset by virtue of any provision of this Plan. The Plan Sponsor’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Plan Sponsor under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor and no such person shall have or acquire any legal or equitable right, interest, or claim in or to any property or assets of the Plan Sponsor.

7.3 Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Sponsor and the Plan Administrator from further liability on account thereof.

7.4 Compliance with Financial Assistance Programs. If the Plan Sponsor, or any successor or assignee of the Plan Sponsor, enters into an agreement or otherwise participates in one or more financial assistance programs sponsored by the United States government or any agency thereof such as the Capital Assistance Program, the Systemically Significant Failing Institutions Program, the Generally Available Capital Access Program, the Exceptional Financial Recovery Assistance Program, or the American Recovery and Reinvestment Act (each, a “Financial Assistance Program”), then (after consultation with the Participant), the Plan Sponsor may reduce any element of the benefits provided under the Plan and make other modifications to the Plan to the minimum extent necessary to comply with the rules and regulations applicable under such Financial Assistance Program.

ARTICLE 8

Beneficiary Designation

8.1 Designation of Beneficiaries.

(a) Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed in writing with the Plan Administrator during the Participant’s lifetime.

(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Plan Sponsor shall pay the benefit payment to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stirpes, and if there are no living descendants, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Plan Sponsor may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.

(c) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Plan Sponsor may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Plan Sponsor deems to be appropriate.

8.2 Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Plan Sponsor’s records shall be binding on the Participant or Beneficiary for all purposes of this Plan. The Plan Sponsor shall not be obligated to search for any Participant or Beneficiary beyond the sending of a registered letter to the last known address.

ARTICLE 9

Amendment or Termination

9.1 Plan Amendment or Termination. The Plan Sponsor reserves the right to amend or terminate this Plan at any time. Except to the extent necessary to bring this Plan into compliance with applicable law, no amendment shall be effective to decrease the value or vested percentage of a Participant’s Account(s) in existence at the time an amendment or modification is made, or adversely affect the Participant’s rights with respect to such Account(s) or any outstanding Restricted Stock Awards, without the Participant’s consent.

ARTICLE 10

Administration

10.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. The Plan Administrator shall act at meetings by affirmative vote of a majority of its members. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members and such written consent is filed with the minutes of the proceedings of the Plan Administrator; provided, however that no member may vote or act upon any matter which relates solely to himself or herself as a Participant. The Chair, or any other member or members of the Plan Administrator designated by the Chair, may execute any certificate or other written direction on behalf of the Plan Administrator. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or the Plan Sponsor. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

10.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a) To specify the interest rate available from time to time;

(b) To construe and interpret the terms and provisions of this Plan and any Award agreement;

(c) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(d) To maintain all records that may be necessary for the administration of this Plan;

(e) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries, and governmental agencies as shall be required by law;

(f) To prescribe, amend and rescind rules and regulations relating to the Plan, any Awards and any agreement relating to Awards;

(g) To determine the terms and provisions of the agreements relating to Awards, which need not be identical;

(h) To administer this Plan’s claims procedures; and

(i) To appoint a plan record keeper or any other agent and to delegate to them such powers and duties in connection with the administration of this Plan as the Plan Administrator may from time to time prescribe.

10.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

10.4 Compensation, Expenses, and Indemnity. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Plan Sponsor to employ such legal counsel and/or Plan record keeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Plan Sponsor.

10.5 Plan Sponsor Information. To enable the Plan Administrator to perform its functions, the Plan Sponsor shall supply full and timely information to the Plan Administrator on all matters relating to the Deferred Incentive of its Participants, the date and circumstances of any Disability, death, Separation from Service or Change in Control, and such other pertinent information as the Plan Administrator may reasonably require.

10.6 Periodic Statements. Under procedures established by the Plan Administrator, a Participant shall be provided a statement of account on an annual basis (or more frequently as the Plan Administrator shall determine) with respect to such Participant’s Accounts.

ARTICLE 11

The Trust

11.1 Establishment of Trust. The Plan Sponsor may establish a grantor trust (the “Trust”), of which the Plan Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan. If the Plan Sponsor establishes a Trust, all benefits payable under this Plan to a Participant shall be paid directly by the Plan Sponsor from the Trust. To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Plan Sponsor. The Trust, (if any), shall be a grantor trust which conforms to the terms of the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33, as same may be amended or modified from time to time. If the Plan Sponsor establishes a Trust, the assets of the Trust will be subject to the claims of the Plan Sponsor’s creditors in the event of its insolvency. Except as may otherwise be provided under the Trust, the Plan Sponsor shall not be obligated to set aside, earmark, or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Plan Sponsor other than the unsecured right to receive payments from the Plan Sponsor, as provided in this Plan.

11.2 Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Plan Sponsor to the assets transferred to the Trust. The Plan Sponsor and each Participant shall at all times remain liable to carry out its obligations under this Plan. The Plan Sponsor’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

11.3 Contribution to the Trust. Amounts may be contributed by the Plan Sponsor to the Trust at the sole discretion of the Plan Sponsor.

ARTICLE 12

Miscellaneous

12.1 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.2 Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, any Awards or other amounts, or any part thereof, prior to actual payment thereof. All Awards and rights to payments hereunder are unassignable and non-transferable. No part of any Award or other amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Plan Sponsor may be required to garnish amounts from payments due under this Plan pursuant to applicable law), or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, any Award or amount payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct.

12.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Plan Sponsor and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Plan Sponsor as an employee or otherwise or to interfere with the right of the Plan Sponsor to discipline or discharge the Participant at any time.

12.4 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Plan Sponsor upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid.

12.5 Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws principles.

12.6 Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Plan Sponsor. The date of such mailing shall be deemed the date of notice consent, or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

12.7 Aggregation of Plan Sponsor and Related Plan Sponsor. If the Plan Sponsor is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Sections 414(b) or (c)), all members of the group shall be treated as single entity under the Plan.

12.8 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Plan Sponsor. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.

12.9 Compliance. A Participant shall have no right to receive payment with respect to the Participant’s Account balance until all legal and contractual obligations of the Plan Sponsor relating to establishment of the Plan and the making of such payments shall have been complied with in full.

IN WITNESS WHEREOF, the Plan Sponsor, by the undersigned officer duly authorized, has caused this instrument to execute this 22nd day of March, 2010.

FIRST TRADE UNION BANCORP INC.

By:	/s/ Doreen D. Heath
	its duly authorized	SVP/CAO

EXHIBIT A

ELIGIBLE INDIVIDUALS

Group I
Butler,	Michael
Group II
Glantz,	Cheryl
Heath,	Doreen
Lombardi,	Gary
Landstein,	Robert
Jurgeleit,	Phil
Plourde,	Derek
Leach,	Robert
Smith,	Brendan
Santacroce,	Joseph
Davis,	Antonette
Haroutunian,	Mark
Navarrete,	Jose
Hadzipanajotis,	Michael
Sarnowski,	Janice